Exhibit 10.15

ATLANTIC COAST FEDERAL CORPORATION
AMENDED AND RESTATED
2007 DIRECTOR DEFERRED COMPENSATION PLAN FOR EQUITY

WHEREAS, Atlantic Coast Federal Corporation (the “Company”) desires to ensure the continued service on the Board of Directors (the “Board”) by its non-employee members (“Directors”);

WHEREAS, the Company wishes to establish a plan (the “Plan”) of nonqualified deferred compensation for the benefit of its Directors that will enable such Directors to share in the growth and success of the Company in a tax deferred manner through investments in Company common stock; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), requires that certain types of deferred compensation arrangements comply with its terms or subject the recipients of such compensation to current taxes and penalties; and

WHEREAS, the Plan was adopted effective as of January 1, 2007, in a manner intended to comply with Code Section 409A; and

WHEREAS, final Treasury Regulations under Code Section 409A, that were issued on April 17, 2007, require that nonqualified deferred compensation arrangements must be amended to comply with such final Treasury Regulations not later than December 31, 2008; and

WHEREAS, the Company now wishes to amend and restate the Plan in the manner set forth herein in order to conform to the final Treasury Regulations under Code Section 409A.

NOW, THEREFORE, the Plan is hereby amended and restated as follows:

ARTICLE I
PURPOSE

The purposes of this Plan are to (i) provide current tax planning opportunities as well as supplemental funds for retirement or death for Directors of the Company, and (ii) permit Directors to acquire an equity interest in the Company through a plan of nonqualified deferred compensation.  Both the original Plan and the amended and restated Plan shall be effective January 1, 2007.  The Plan is not intended to be a tax-qualified retirement plan under Code Section 401(a).  The Plan is intended to comply with Code Section 409A and any regulatory or other guidance issued under such Section.  Any terms of the Plan that conflict with Code Section 409A shall be null and void as of the effective date of the Plan.

ARTICLE II
DEFINITIONS

The following terms have the meanings indicated, unless the context clearly indicates otherwise:

2.1             Account.  “Account” means the Account as maintained by the Company in accordance with Article IV with respect to any deferral of Compensation pursuant to the Plan.  A Director’s Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Director pursuant to the Plan.  A Director’s Account shall not constitute or be treated as a trust fund of any kind.

2.2             Beneficiary.  “Beneficiary”  means the person or persons (and their heirs) designated as Beneficiary by the Director (Exhibit A hereto) to whom the deceased Director’s benefits are payable.  If no Beneficiary is so designated, then the Director’s spouse, if living, will be deemed the Beneficiary.  If the Director’s spouse is not living, then the children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis.  If there are no living children, then the estate of the Director will be deemed the Beneficiary.

2.3             Board.  “Board” means the Board of Directors of the Company.

2.4             Change in Control.  (a)           “Change in Control” shall mean (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company, as described below.  Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be deemed to be a Change in Control.

(b)           A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.  For these purposes, a change in ownership will not be deemed to have occurred if no stock of the Company is outstanding.

(c)           A change in the effective control of the Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of such Company, or (ii) a majority of the members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the Company is another corporation.

(d)           A change in a substantial portion of the Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets.  For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulations section 1.409A-3(i)(5), except to the extent that such proposed regulations are superseded by subsequent guidance.

2.5             Code.  “Code” means the Internal Revenue Code of 1986, as amended.

2.6             Committee.  “Committee” means the Committee appointed to administer the Plan pursuant to Article VI.

2.7             Compensation.  “Compensation” means fees and/or annual cash incentives to which the Director becomes entitled as a member of the Board during the Deferral Period.

2.8             Deferral Agreement.  “Deferral Agreement” means the agreement, attached as Exhibit B hereto, filed by a Director in which the Director elects to defer the receipt of Compensation during a Deferral Period.  The Deferral Agreement must be filed with the Committee prior to the beginning of the Deferral Period.  A new Deferral Agreement or Notice of Adjustment of Deferral may be submitted by the Director for each Deferral Commitment.   If the Director fails to submit a new Deferral Agreement or Notice of Adjustment of Deferral prior to the beginning of a Deferral Period, deferrals for such period shall be made in accordance with the last submitted Deferral Agreement.

2.9             Deferral Commitment.  “Deferral Commitment” means an election to defer Compensation made by a Director pursuant to Article III and for which a separate Deferral Agreement has been submitted by the Director to the Committee.  Each Deferral Commitment during the Deferral Period shall be for a full Plan Year, provided, however that the first Deferral Commitment will be for the number of full months remaining in the Plan Year after the Deferral Commitment is initially signed (unless the Deferral Commitment is signed in December of the year before initial participation) and the final Deferral Commitment will be for the lesser of (i) 12 months or (ii) the number of full months that the Director is in the service of the Company in the year of such Director’s Separation from Service.  Notwithstanding anything herein to the contrary, no Deferral Commitments will continue following Separation from Service.

2.10           Deferral Period.  “Deferral Period” means the period of months over which a Director has elected to defer a portion of his Compensation.

2.11           Director.  “Director” means a non-employee director who has elected to become a party to the Plan by execution of a Deferral Agreement in a form provided by the Company.

2.12           Disability.  A Director shall be considered “disabled” if the Director:

(a)           is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or last for a continuous period of not less than 12 months; or

(b)           is determined to be totally disabled by the Social Security Administration.

2.13           Notice of Adjustment of Deferral.  “Notice of Adjustment of Deferral” means the notice which the Director may submit for Plan Years following the initial Deferral Agreement.  The Notice of Adjustment of Deferral, attached as Exhibit C hereto, shall set forth the Director’s elections with respect to deferrals for subsequent Plan Years.

2.14           Payout Period.  “Payout Period” means the period over which certain benefits payable hereunder shall be distributed as designated in the Director’s Deferral Agreement.

2.15           Phantom Shares.  “Phantom Shares” means the measurement of a Director’s Account hereunder denominated in hypothetical shares of Company common stock from time to time.

2.16           Plan Year.  “Plan Year” means the period from January 1 to December 31.

2.17           Separation from Service.  “Separation from Service” means the Director’s death, retirement or other termination of service with the Company.  For all purposes hereunder, Separation from Service shall have the meaning set forth in Code Section 409A.

2.18           Unforeseeable Emergency.  “Unforeseeable Emergency” means a severe financial hardship to the Director resulting from (i) an illness or accident of the Director, the Director’s spouse, or the Director’s dependent (as defined in Code Section 152(a)); (ii) loss of the Director’s property due to casualty; or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Director’s control.  The term “Unforeseeable Emergency” shall be construed consistent with Code Section 409A and Treasury Regulations and other guidance issued thereunder.

2.19           Valuation Date.  “Valuation Date” means the last day of each Plan Year and such other dates as determined from time to time by the Committee.

ARTICLE III
PARTICIPATION AND DEFERRAL COMMITMENTS

3.1             Eligibility and Participation.

(a)    Eligibility.  Eligibility to participate in the Plan shall be limited to Directors.

(b)    Participation.  A Director may elect to participate in the Plan with respect to any Deferral Period by submitting, as to the initial Deferral Period, a Deferral Agreement (Exhibit B hereto) or, as to subsequent Deferral Periods, a Notice of Adjustment of Deferral (Exhibit C hereto).  Said Deferral Agreement or Notice of Adjustment of Deferral shall be submitted to the Committee by December 15 of the calendar year immediately preceding the Deferral Period.  If a Director fails to submit a Notice of Adjustment of Deferral for a Deferral Period, the Committee shall treat the previously submitted Deferral Agreement or Notice of Adjustment of Deferral as still in effect.  The initial Deferral Agreement must be submitted to the Committee no later than thirty (30) days after the Director first becomes eligible to participate, and such Deferral Agreement shall be effective only with regard to Compensation earned or payable following the submission of the Deferral Agreement to the Committee.

3.2             Form of Deferral.  A Director may elect in the Deferral Agreement to defer up to 100% of his Compensation for the Deferral Period following the submission of the Director’s Deferral Agreement or Notice of Adjustment of Deferral.

3.3             Irrevocability of Deferral Commitment.  A Deferral Commitment made with respect to a Plan Year shall be irrevocable for the entire Plan Year, except in the event of a distribution due to an Unforeseeable Emergency occurring during the Plan Year.

ARTICLE IV
DEFERRED COMPENSATION ACCOUNTS; INVESTMENT IN COMPANY STOCK

4.1             Accounts.  For recordkeeping purposes only, an Account shall be maintained for each Director.  Separate subaccounts shall be maintained to the extent necessary to properly reflect the Director’s separate year Deferral Commitments.

4.2             Elective Deferred Compensation; Investment in Company Stock.  The amount of Compensation that a Director elects to defer shall be withheld from each payment of Compensation as the non-deferred portion of the Compensation becomes or would have become payable.  Compensation deferred by Directors will immediately be credited towards the acquisition of Phantom Shares for the Director’s Account.  Phantom Shares will be deemed to be acquired at the prevailing market rate of the Company common stock in the open market.  Each period during which Phantom Shares are credited to the Directors Accounts, Phantom Shares will be credited to each Director’s Account in the form of a bookkeeping entry based on the Director’s proportionate share of the total amount of deferred Compensation applied towards the  acquisition of such Phantom Shares.  A Director’s Account will be maintained in Phantom Shares for the duration of such Director’s participation in the Plan.  To the extent that dividends are issued on the Company common stock, dividends will be credited to the Phantom shares in the same proportion as the actual dividends are credited on the Company common stock.  Cash dividends credited on the Phantom Shares, will be deemed to be applied immediately to the purchase of additional Phantom Shares at the prevailing market rates, which Phantom Shares will be credited to Directors’ Accounts proportionately based on cash dividends applied from such Director’s Account.

4.3             Determination of Accounts.  During a Director’s period of service, each Director’s Account as of each Valuation Date will consist of the balance of Phantom Shares held in the Director’s Account as of the immediately preceding Valuation Date, increased by Compensation deferred pursuant to a Deferral Commitment and dividends, if any, each of which have been denominated in Phantom Shares and credited to the Director’s Account, and decreased by distributions made since the prior Valuation Date.

4.4             Vesting of Accounts.  A Director shall be one hundred percent (100%) vested at all times in the Compensation deferred under the Plan and earnings thereon.

4.5             Statement of Accounts.  The Committee shall provide to each Director, within sixty (60) days following the end of the Plan Year, a statement setting forth the balance to the credit of the Account maintained for the Director as of the immediately preceding Valuation Date.

ARTICLE V
PLAN BENEFITS

5.1             Benefit Payment Upon Separation from Service.  Unless the Director has designated a specified date for payments to be made, upon a Director’s Separation from Service for reasons other than death or Disability, the Director shall be entitled to a distribution of his Account payable in the manner set forth in the Director’s Deferral Agreement or Transition Year Election Form (Exhibit D hereto).  If the Director has not specified an alternative time and form of payment on his or her Deferral Agreement or Transition Year Election Form, such payment shall be made in a lump sum within thirty (30) days after the Director’s Separation from Service.

5.2             Benefit Payment on Specified Date.  A Director may elect in his Deferral Agreement or on a Transition Year Election Form to have payments from his Account commence prior to Separation from Service at a specified date set forth in the Deferral Agreement or Transition Year Election Form.  Such specified date may be before or after the Director’s Separation from Service.  However, if a Director fails to designate a specified date, payments will be made upon the earliest of Director’s Separation from Service, death or Disability.

5.3             Death Benefit.  Upon the death of a Director, the Company shall pay to the Director’s Beneficiary an amount determined as follows:

(a)           If the Director dies after Separation from Service with the Company, and after commencement of distributions, the remaining unpaid balance of the Director’s vested Account shall be paid in the same form that payments were being made prior to the Director’s death.  If the Director dies after Separation from Service but before any distributions begin, his Beneficiary shall receive a lump sum payment of the Director’s Account balance.  Such payment to the Beneficiary shall completely discharge the Company’s obligations under the Plan.

(b)           If the Director dies prior to Separation from Service with the Company, his Account shall be paid over the Payout Period in the manner selected by the Director in his Deferral Agreement or Transition Year Election Form.  If the Director fails to specify a form of payment, his Beneficiary shall receive a lump sum payment of the Director’s Account Balance.

5.4             Disability Benefit.

In the event of the Director’s Disability prior to Separation from Service, his Account shall be paid in accordance with the Director’s Deferral Agreement or Transition Year Election Form.  If the Director fails to designate a time and form of payment due to Disability, his Account shall be paid at the specified time or upon Separation from Service, as elected in the Director’s Deferral Agreement or Transition Election Form, provided, however, if the Director does not have a Deferral Agreement or Transition Election Form in effect, his Account shall be paid in a lump sum within 30 days after his Separation from Service due to Disability.

5.5           Distribution upon a Change in Control.

  In the event of a Change in Control of the Company, a Director’s Account will be paid to the Director, irrespective of whether the Director incurs a Separation from Service, in accordance with the Director’s Deferral Agreement or Transition Election Form.  If the Director fails to designate a different payment form upon Change in Control, his Account shall be paid at the specified time or upon Separation from Service as elected in the Director’s Deferral Agreement or Transition Election Form, provided, however, if the Director does not have a Deferral Agreement or Transition Election Form in effect, his Account shall be paid in a lump sum within 30 days after the Change in Control.

5.6             Distribution in Company Common Stock.  Notwithstanding any provision in this Plan to the contrary, for purposes of making any distributions under this Article V, including distributions under Section 5.7 hereof, a Director’s Account will be settled only by delivery of shares of Company common stock to the Director on the distribution date.  No cash or other assets will be distributed to a Director or his Beneficiary under the Plan.

5.7             Hardship Distributions.  Upon a finding that a Director has suffered an Unforeseeable Emergency, the Committee may make distributions from the Director’s Account prior to the time specified for payment of benefits under the Plan.  The amount of such distribution shall be limited to the amount necessary to satisfy the emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  The amounts necessary to satisfy the emergency will be determined after taking into account the extent to which the hardship is, or can be, relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Director’s assets, to the extent that the asset liquidation would not itself cause a severe financial hardship.  In the event of a hardship distribution, a Director’s Deferral Commitment for the Plan Year may cease at the election of the Director and no further deferrals shall be required of the Director for such Plan Year.

5.8             Commencement of Payments; Automatic Distributions.  Except as otherwise may be required pursuant to Code Section 409A, payments under the Plan shall commence within thirty (30) days of the event which triggers distribution (or if later, within thirty (30) days of when the Company becomes aware or should reasonably have become aware of the event that triggers distribution).  Notwithstanding anything herein to the contrary, if the Director’s Account (when added together with all of his benefits under all nonqualified deferred compensation plans maintained by the Company) is $10,000 or less at the time of the distribution event, payment shall be made in a single distribution of Company common stock attributable to such Director’s Account, even if the Director’s Deferral Agreement specifies a different form of payment, and such payment shall be made before the later of (i) December 31 of the year in which the Director terminates service with the Company or (ii) the 15th day of the third month following the Director’s termination of service with the Company.

5.9             Modification of Deferral Election.  Except for timely elections made on a Transition Year Election Form, in the event a Director desires to modify the time or form (e.g., from installments to lump sum or vice versa) of distribution of his Account (or any sub-account), the Director may do so by filing a Notice of Adjustment of Deferral, provided that:

(a)  the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

(b)  except for payments upon the Director’s death, Disability or upon an Unforeseeable Emergency, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five (5) years from the date on which such payment would otherwise have been made;

(c)  for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment.

ARTICLE VI
ADMINISTRATION

6.1             Committee; Duties.  The Plan shall be administered by the Committee, which shall be appointed by the Board.  The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.  A majority vote of the Committee members shall control any decision.

6.2             Agents.  The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

6.3             Binding Effect of Decisions.  The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

6.4             Indemnity of Committee.  The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

ARTICLE VII
CLAIMS PROCEDURE

7.1             Claim.  Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

7.2             Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

(a)  The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

(b)  A description of any additional material or information required and an explanation of why it is necessary.

(c)   An explanation of the Plan’s claim review procedure.

7.3             Review of Claim.  Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee.  The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

7.4             Final Decision.  The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

7.5             Arbitration.  If a claimant continues to dispute the benefit denial based upon completed performance of the Plan and the Deferral Agreement or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules.  If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN

8.1           Amendment.  The Board may at any time amend the Plan in whole or in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued to the date of amendment in any Account maintained under the Plan.

8.2           Company’s Right to Terminate.  The Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company.

(a)  Partial Termination.  The Board may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments.  In the event of such a partial termination, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

(b)  Complete Termination.  The Board may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Commitment, and by terminating all ongoing Deferral Commitments.  Subject to the requirements of Code Section 409A, in the event of complete termination, the Plan shall cease to operate and the Company shall pay out to each Director his Account as if that Director had terminated service as of the effective date of the complete termination.  Such complete termination of the Plan shall occur only under the following circumstances and conditions.

(1)           The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in each Director’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(2)           The Board may terminate the Plan by irrevocable Board action taken within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Company are terminated so that the Directors and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(3)           The Board may terminate the Plan provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company; (ii) all arrangements sponsored by the Company that would be aggregated with this Plan under Treasury Regulations section 1.409A-1(c) if any Director covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations section 1.409A-1(c) if the same Director participated in both arrangements, at any time within three years following the date of termination of the arrangement.

(4)           The Board may terminate the Plan pursuant to such other terms and conditions as the Internal Revenue Service may permit from time to time.

ARTICLE IX
MISCELLANEOUS

9.1             Unfunded Plan.  The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for non-employee Directors.  The Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to Directors who have elected to participate in the Plan.

9.2             Unsecured General Creditor.  Directors and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company.  Such policies or other assets of the Company shall not be held under any trust for the benefit of Directors, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan.  Any and all of the Company’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company.  The Company’s obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

9.3             Trust Fund.  The Company shall be responsible for the payment of all benefits provided under the Plan.  Notwithstanding the above, the Company may establish one or more rabbi trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits.  Any rabbi trust that may be established hereunder will conform to the requirements of Revenue Procedure 92-64 and EITF 97-14, “Plan A” (i.e. the plan does not permit diversification and must be settled by the delivery of a fixed number of shares of Company stock).  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.  For the duration of a Director’s participation in the Plan, any rabbi trust will hold only shares of Company common stock that are purchased in connection with a Director’s Deferral Commitment or that are acquired by reinvesting dividends paid on Company common stock.  Except for dividends issued on shares of Company common stock prior to their reinvestment, no cash or other assets will be permitted to be held in the rabbi trust.

9.4             Payment to Director, Legal Representative or Beneficiary.  Any payment to any Director or the legal representative, Beneficiary, or to any guardian or committee appointed for such Director or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Company, which may require the Director, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Company.

9.5             Nonassignability.  Neither a Director nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Director or any other person, nor be transferable by operation of law in the event of a Director’s or any other person’s bankruptcy or insolvency.

9.6             Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

9.7             Captions.  The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8             Governing Law.  The provisions of the Plan shall be construed and interpreted according to the laws of the State of Georgia.

9.9             Validity.  In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

9.10           Notice.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Plan Administrator, or the Secretary of the Company.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.11           Successors.  The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns.  The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

9.12           Compliance with Section 409A of the Code.  The Plan is intended to be a non-qualified deferred compensation plan described in Section 409A of the Code.  The Plan shall be operated, administered and construed to give effect to such intent.  To the extent that a provision of the Plan fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio.  In addition, the Plan shall be subject to amendment, with or without advance notice to interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Directors and other interested parties, to the extent necessary to effect such compliance.

[signature page follows]

IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of the Company, such corporation has caused this amended and restated Plan to be executed by its duly authorized officer on the date set forth below.

ATLANTIC COAST FEDERAL CORPORATION

October 30, 2008	By:	/s/ Robert J. Larison, Jr.
Date		Robert J. Larison, Jr.
President and Chief Executive Officer

EQUITY PLAN
Exhibit A

ATLANTIC COAST FEDERAL CORPORATION
2007 DIRECTORS DEFERRED COMPENSATION PLAN FOR EQUITY
BENEFICIARY DESIGNATION

Name:

I hereby designate the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Plan, following my death:

PRIMARY BENEFICIARY:

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Director):

Name:	% of Benefit:

Name:	% of Benefit:

Name:	% of Benefit:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date	Director

A-1

EQUITY PLAN
Exhibit B

ATLANTIC COAST FEDERAL CORPORATION

2007 DIRECTOR DEFERRED COMPENSATION PLAN FOR EQUITY

INITIAL DEFERRAL AGREEMENT

Name of Director:

This Agreement shall become effective for the first fee period that commences on or after the January 1 that next follows the date the Agreement is filed with the Company.  If the Director first becomes eligible to participate in the Plan during a Plan Year, but after January 1 of that Plan Year, this Agreement shall be effective as of the first fee period next following the later of the date he/she is eligible to enter the Plan or the date the Committee receives an executed copy of this Agreement.  This Agreement shall continue in effect, unless modified or revoked by the Director, until the Director terminates his/her service with the Company.

This election applies to Compensation earned on and after ______________________.
(enter month, date and year)

1)	Deferral of Compensation:

I hereby agree to defer my Compensation from the Company as follows:

A.            Deferral of Director’s Fees:

❒            Percentage: _____% from each fee or payment

❒            Fixed Amount: $_________ from each fee or payment

❒            No deferral

B.            Deferral of Annual Cash Incentive:

❒            Percentage: _____% from each fee or payment

❒            Fixed Amount: $_________ from each fee or payment

❒            No deferral

2)            Distribution Elections must be made not later than December 31, 2008, or the last day of the applicable Code Section 409A “transition period,” or if later, within thirty days after the Director first becomes eligible to participate in the Plan.

I understand and agree that all Plan benefits shall be paid at the time and in the form I select below, and that such election shall be irrevocable with respect to such Plan year.  I also understand and agree that if I fail to select a time and form of benefit payment, I will be paid a lump sum.  I also understand and agree that my Account shall be distributed within 30 days after the event giving rise to the distribution.

Please Select either (A) or (B) below:

❒  (A)           Fixed Distribution Schedule or Specified Date

I hereby elect to receive (or begin to receive) my payments on _________________________ (enter month, date and year).

Further, I hereby elect to receive the amount of my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ year
(not greater than 10 years)

❒            (B)          Separation from Service

In the event of my Separation from Service, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

3)            Optional Elections:  [Only complete if you desire a different distribution upon the occurrence of one of the following events other than what you selected under 2(A) or (B) above]

Notwithstanding the foregoing, in the event of my Disability, death prior to Separation from Service, or in the event of a Change in Control of the Company, I hereby elect the following alternative distribution forms which will be paid (or begin to be paid) within 30 days of the Disability, death or Change in Control.  I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under 2(A) or (B) above:

❒            (A)          Disability

In the event that my service on the Board is terminated on account of my Disability, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

❒           (B)           Death

In the event of my death prior to Separation from Service, I hereby elect that my Account be distributed to my Beneficiary(ies) in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years (not greater than 10 years)

❒           (C)           Change in Control

In the event of a Change in Control of the Company, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

Date	Director’s Signature

ATLANTIC COAST FEDERAL CORPORATION

Date	Signature of Company Officer

EQUITY PLAN
Exhibit C
ATLANTIC COAST FEDERAL CORPORATION
2007 DIRECTORS DEFERRED COMPENSATION PLAN FOR EQUITY
NOTICE OF ADJUSTMENT OF DEFERRAL

Name of Director:

I hereby adjust the amount of my Compensation deferral.  This notice is submitted fifteen (15) days prior to January 1st, and shall become effective January 1st, as specified below.

This deferral election applies to Compensation earned on and after January 1, 20____.

1.            New Deferral Amount:

A.            Deferral of Director’s Fees:

❒            Percentage: _____% from each fee or payment

❒            Fixed Amount: $_________ from each fee or payment

❒            No deferral

B.            Deferral of Annual Cash Incentive:

❒            Percentage: _____% from each fee or payment

❒            Fixed Amount: $_________ from each fee or payment

❒            No deferral

2.             New Distribution Elections:

I understand and agree that all Plan Benefits with respect to deferrals made on or after the effective date of this Notice of Adjustment of Deferral shall be paid at the time and in the form I select below, and that such election shall be irrevocable with respect to such Plan Year.  I also understand and agree that if I fail to select a time and form of benefit payment, I will be paid a lump sum.  I also understand and agree that my Account shall be distributed within 30 days after the event giving rise to the distribution.

Please Select either (A) or (B) below:

❒            (A)          Fixed Distribution Schedule or Specified Date

I hereby elect to receive (or begin to receive) my payments on _________________________ (enter month, date and year).

Further, I hereby elect to receive the amount of my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

❒            (B)          Separation from Service

In the event of my Separation from Service, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

3)            Optional Elections:  [Only complete if you desire a different distribution upon the occurrence of one of the following events other than what you selected under 2(A) or (B) above]

Notwithstanding the foregoing, in the event of my Disability, death prior to Separation from Service, or in the event of a Change in Control of the Company, I hereby elect the following alternative distribution forms which will be paid (or begin to be paid) within 30 days of the Disability, death or Change in Control.  I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under 2(A) or (B) above:

❒            (A)          Disability

In the event that my service on the Board is terminated on account of my Disability, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

❒            (B)          Death

In the event of my death prior to Separation from Service, I hereby elect that my Account be distributed to my Beneficiary(ies) in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

❒           (C)           Change in Control

In the event of a Change in Control of the Company, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

Date	Director’s Signature

ATLANTIC COAST FEDERAL CORPORATION

Date	Signature of Company Officer

EQUITY PLAN
Exhibit D
ATLANTIC COAST FEDERAL CORPORATION
2007 DIRECTOR DEFERRED COMPENSATION PLAN FOR EQUITY

TRANSITION YEAR ELECTION FORM
FOR DISTRIBUTION OPTIONS

Name of Director:

The Director is a participant in the Plan and has previously completed an Initial Deferral Agreement with Distribution Options (the “Initial Deferral Agreement”).

Under IRS transition rules, the Director may change his previous elections under the Initial Deferral Agreement regarding the time and form of payments under the Plan, provided that such changes are made on or prior to December 31, 2008, and provided further that no elections may be made during 2008 with respect to distributions scheduled to be made during 2008, or to otherwise cause distributions to be made during 2008.

1. CHANGE OR NO CHANGE

If you do not wish to make any changes to your previous distribution elections, please check this box and sign where indicated.

A.	❒	I do not wish to make any changes to my prior distribution options.

(Director’s Signature)	Date

B.	❒	If you wish to change your previous distribution elections, please check this box and complete the rest of this form.

This form revokes and replaces your elections as to the time and form of distribution under your Initial Deferral Agreement.

2.     Distribution Elections

I understand and agree that all Plan Benefits shall be paid in the form I select below.  I understand that the elections shall be irrevocable following the end of the transition period under Code Section 409A (e.g., December 31, 2008).

Select either (A) or (B) below:

❒            A.            Fixed Distribution Schedule or Specified Date

I hereby elect to receive (or begin to receive) my payments on _______________________(enter month, date and year).

Further, I hereby elect to receive the amount of my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly installments over a period of 5 years

_____  Substantially equal monthly installments over a period of ___ years
(not greater than 10 years)

❒           B.            Separation from Service

In the event of my Separation from I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly payments over a period of 5 years

_____  Substantially equal monthly payments over a period of ____ years
(not greater than 10 years)

3.            Optional Elections:  Complete only if you desire a different distribution upon the occurrence of one of the following events other than what you selected under 2(A) or (B) above.

Notwithstanding the foregoing, in the event of my Disability, death prior to Separation from Service, or in the event of a Change in Control of the Company, I hereby elect the following alternative distribution forms.  I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under 2(A) or (B) above:

❒           (A)           Disability

In the event that my service on the Board is terminated on account of my Disability, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly payments over a period of 5 years

_____  Substantially equal monthly payments over a period of ____ years
(not greater than 10 years)

❒            (B)          Death

In the event of my death prior to Separation from Service, I hereby elect that my Account be distributed to my Beneficiary (ies) in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly payments over a period of 5 years

_____  Substantially equal monthly payments over a period of ____ years
(not greater than 10 years)

❒            (C)          Change in Control

In the event of a Change in Control of the Company, I hereby elect to receive my Account in the following form (check one):

_____  Lump Sum Distribution

_____  Substantially equal monthly payments over a period of 5 years

_____  Substantially equal monthly payments over a period of ____ years
(not greater than 10 years)

Date	Director’s Signature

ATLANTIC COAST FEDERAL CORPORATION

Date	Signature of Company Officer